Exhibit 99.1

RTI Surgical Holdings, Inc.® Announces Filing of 2019 10-K and Completion of Financial Statement Restatement

Deerfield, Ill., June 8, 2020 – RTI Surgical Holdings, Inc. (Nasdaq: RTIX), a global surgical implant company, today announced that it has completed the filing of its 2019 Form 10-K and has completed its previously announced financial statement restatement.

The Company has also completed its previously announced internal investigation of certain accounting matters, including the Company’s revenue recognition practices for certain contractual arrangements, primarily with OEM customers involving the accounting treatment, financial reporting and internal controls related to such arrangements. The Company revised its financial statements to correct for errors, and has filed restated audited consolidated financial statements for the fiscal years ended December 31, 2016, 2017 and 2018, selected financial data for the years ended December 31, 2014 and 2015, and related disclosures for the quarterly periods for such years, each on Form 10-K/A, and restated condensed consolidated unaudited financial statements for the quarters ended March 31, 2019, June 30, 2019, and September 30, 2019, reflected in its 2019 Form 10-K. The previously announced investigation by the SEC remains ongoing, and the Company is cooperating with the SEC in its investigation.

“RTI is a company guided by strong values and business standards,” stated RTI’s President and Chief Executive Officer Camille Farhat. “These values are reflected in our ongoing efforts to remediate the various accounting issues that have delayed our financial filings and led to the extensive investigation and subsequent corrections in our historical financial information. We are now focused on working toward filing our first quarter 2020 financial statements, completing our pending sale of the OEM business, and preparing our spine business to be a stand-alone entity.”

About RTI Surgical Holdings, Inc.

RTI Surgical Holdings is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, plastic surgery, spine, orthopedic and trauma procedures and are distributed in over 50 countries. RTI has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com. Connect with us on LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including general economic conditions, as well as those within the Company’s industry, and numerous other factors and risks identified in the Company’s Form 10-K for the fiscal year ended December 31, 2019 and other filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Important factors that could cause actual results to differ materially from the anticipated results reflected in these forward-looking statements include risks and uncertainties relating to the following: (i) the risk of potential litigation or regulatory action arising from the internal investigation and its findings or from the failure to timely file the Form 10-K; (ii) the identification of control deficiencies, including material weaknesses in internal control over financial reporting and the impact of the same; (iii) potential reputational damage that the Company may suffer as a result of the ultimate findings of the investigation; (iv) the Company’s ability to develop a plan to regain compliance with the continued listing criteria of the Nasdaq Stock Market, Nasdaq’s acceptance of such plan, and the Company’s ability to execute such plan and to continue to comply with the applicable listing standards within the available cure period; (v) the risk that the filing of the Form 10-Q for the first quarter of 2020 will take longer than currently anticipated; (vi) general worldwide economic conditions and related uncertainties; (vii) the anticipated impact of the COVID-19 novel coronavirus pandemic and the Company’s attempts at mitigation; (viii) the failure by the Company to identify, develop and successfully implement immediate action plans and longer-term strategic initiatives; (ix) our ability to continue production; (x) the reliability of our supply chain; (xi) our ability to meet obligations under our debt or material agreements; (xii) the duration of decreased demand for our products; (xiii) our ability to recall employees; (xiv) whether or when the demand for procedures will increase; (xv) the Company’s access to adequate operating cash flow, trade credit, borrowed funds and capital to fund its operations and pay its obligations as they become due, including the impact of adverse trends or disruption in the global credit and equity markets; (xvi) our financial position and results, total revenue, product revenue, gross margin, and operations; (xvii) the risk that the Company may be unable to obtain shareholder approval for the proposed transaction or that the Company or the Buyer may be unable to obtain regulatory approvals required for the proposed transaction, or required regulatory approvals may delay the proposed transaction; (xviii) the risk that a condition to the closing of the proposed transaction may not be satisfied; (xix) the risk that the occurrence of an event that could give rise to termination of the definitive agreement; (xx) the risk that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (xxi) the timing to consummate the proposed transaction; (xxii) the effect of the announcement or disruption from the proposed transaction making it more difficult to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; (xxiii) the diversion of management time and attention on the proposed transaction; (xxiv) the effect and timing of changes in laws or in governmental regulations; and (xxv) other risks described in our public filings with the SEC. These factors should be considered carefully and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov. We undertake no obligation to update these forward-looking statements except as may be required by law.

Jonathon Singer

Investor and Media Contact

jsinger@rtix.com

+1 877-343-6832